Independent Auditors' Report on Internal
                        Accounting Control



  The Board of Directors and Shareholders
  IAI Investment Funds II, Inc.:


  In  planning  and performing our  audit  of
  the  financial  statements  of  IAI  Growth
  Fund   (a   separate   portfolio   of   IAI
  Investment  Funds II, Inc.)  for  the  year
  ended  March  31, 1999, we  considered  its
  internal    control,   including    control
  activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

  The  management of the IAI Investment Funds
  II,  Inc.  is  responsible for establishing
  and   maintaining  internal   control.   In
  fulfilling  this responsibility,  estimates
  and  judgments by management  are  required
  to   assess   the  expected  benefits   and
  related   costs  of  controls.   Generally,
  controls  that  are relevant  to  an  audit
  pertain   to  the  entity's  objective   of
  preparing    financial    statements    for
  external    purposes   that   are    fairly
  presented   in  conformity  with  generally
  accepted   accounting   principles.   Those
  controls   include  the   safeguarding   of
  assets against unauthorized acquisition, use, or disposition.

  Because   of   inherent   limitations    in
  internal control, error or fraud may  occur
  and  not  be detected. Also, projection  of
  any  evaluation  of  internal  control   to
  future periods is subject to the risk  that
  it   may   become  inadequate  because   of
  changes   in   conditions   or   that   the
  effectiveness of the design and operation may deteriorate.

  Our   consideration  of  internal   control
  would  not necessarily disclose all matters
  in  internal control that might be material
  weaknesses  under standards established  by
  the  American Institute of Certified Public
  Accountants.  A  material  weakness  is   a
  condition  in which the design or operation
  of  one  or  more  of the internal  control
  components  does not reduce to a relatively
  low   level  the  risk  that  misstatements
  caused  by  error or fraud in amounts  that
  would  be  material  in  relation  to   the
  financial  statements  being  audited   may
  occur  and not be detected within a  timely
  period  by  employees in the normal  course
  of  performing  their  assigned  functions.
  However,  we  noted  no  matters  involving
  internal   control   and   its   operation,
  including    controls   for    safeguarding
  securities,   that  we   consider   to   be
  material weaknesses as defined above as of March 31, 1999.

  This report is intended solely for the information and use of management, the Board of Directors, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



  KPMG Peat Marwick LLP





  Minneapolis, Minnesota
  May 14, 1999